Exhibit j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 66 to Registration Statement No. 33-19228 on Form N-1A of our reports dated December 18, 2008, relating to the financial statements and financial highlights of Calamos Investment Trust, comprising the Calamos Growth Fund, Calamos Blue Chip Fund, Calamos Value Fund, Calamos International Growth Fund, Calamos Global Growth and Income Fund, Calamos Growth and Income Fund, Calamos High Yield Fund, Calamos Convertible Fund, Calamos Market Neutral Income Fund, Calamos Total Return Bond Fund, Calamos Government Money Market Fund, Calamos Multi-Fund Blend, Calamos Global Equity Fund, Calamos Evolving World Growth Fund, and Calamos 130/30 Equity Fund, appearing in the Annual Reports on Form N-CSR for the fiscal year or period ended October 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.
DELOITTE & TOUCHE LLP

Chicago, Illinois
February 27, 2009